UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

Golden Chief Resources, Inc.

Kansas	0-12809	48-0846635
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

896 N. Mill Street, #203 Lewisville, Texas 75057
(Address of principal executive offices)

(972) 219-8585
(Registrant's telephone number, including area code)

Item 8.01   Other Events.

Effective at a December 21, 2006 special shareholders’ meeting the Registrant’s shareholders granted the Board of Directors to effect a reverse split of the Registrant’s common shares. At a special Board of Directors meeting on April 4, 2007 the directors effected a reverse split of 1 to fifty (50). The action is to be effective as of April 16, 2007 or as soon thereafter as practical. The Registrant retained the authority to issue up to 500,000,000 shares.

Pursuant to a special shareholders meeting dated December 17, 2001 where the shareholders authorized the Board of Directors the effect a name change for the Registrant; the directors at a special board meeting held April 4, 2007 effected the change of the Registrant’s name to “American Resource Technologies, Inc.” This change has been filed and accepted by the Kansas Secretary of State as of April 9, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     SIGNED on this the 12th day of April 2007.

Golden Chief Resources, Inc.

By: /s/ M. H. McIlvain M. H. McIlvain, Executive Vice-President